Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2018, in Amendment No. 1 to the Registration Statement (Form F-4) and related Proxy Statement/Prospectus of Mereo BioPharma Group plc dated March 15, 2019.

/s/ Ernst & Young LLP

Reading, United Kingdom March 14, 2019